UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SILVERBOW RESOURCES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): April 9, 2024

SilverBow Resources, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700

(Registrant’s telephone number)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange
Preferred Stock Purchase Rights	None	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 9, 2024, SilverBow Resources, Inc. (the “Company”) sent a letter to Ben Dell, Managing Partner of Kimmeridge Energy Management Company, LLC. A copy of the letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this communication will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this communication, including those regarding our strategy, the benefits of the acquisitions, future operations, guidance and outlook, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “potential,” “plan,” “project,” “positioned,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: risk related to recently completed acquisitions and integrations of these acquisitions; volatility in natural gas, oil and natural gas liquid prices; cash flow and liquidity, including our ability to satisfy our short- or long-term liquidity needs; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing conflicts in Ukraine and the Gaza Strip); the severity and duration of world health events, including health crises, and related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges; our ability to execute on strategic initiatives; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2023.

All forward-looking statements speak only as of the date of this communication. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting of Shareholders (the “2024

Annual Meeting”). The Company has filed a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC on April 9, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Definitive Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of the Company’s securities by the Company’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of the Company’s website (https://www.sbow.com/investor-relations).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Letter to Ben Dell, dated April 9, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2024

SilverBow Resources, Inc.

By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel

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Exhibit 99.1

April 9, 2024

Mr. Ben Dell

Managing Partner

Kimmeridge Energy Management Company, LLC

15 Little W 12th Street

New York, NY 10014

Dear Ben,

Thank you for providing some of the data we requested in my letter to you on March 28th.

Below is a follow-up request for (a) the data that we requested that has not been provided to date and (b) incremental data that would help SilverBow and our independent advisors in our evaluation of KTG. Note that the data being requested is the same type of data that SilverBow has publicly disclosed — either in our 10-K or in today’s Form 8-K filing.

Please send us the data and information outlined below forthwith so that we can continue our work.

Thanks,

/s/ Sean C. Woolverton

Sean C. Woolverton

Chief Executive Officer & Director

SilverBow Resources, Inc.

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Appendix: Follow-Up Questions

1.

What is the timing of providing KTG’s 2023 financials? If there is a reason for the longer than customary period to complete the financials, please explain. Can you also provide audited 2022 financials? For reference, SilverBow’s 2022 and 2023 financials are on file with the SEC and can also be accessed on SilverBow’s website.

2.	Please provide complete information on balance sheet/credit agreements.

Specifically:

•	What are the covenants of KTG’s credit facility?

•	What is KTG’s LTM leverage ratio?

•	What is KTG’s current ratio?

•	Is KTG currently in full compliance with its credit agreement?

•	What is the maturity date of KTG’s credit facility?

For reference, in SilverBow’s filings with the SEC, you can find our full credit agreement and our Form 10-K, which includes the SilverBow information that is comparable to what SilverBow is requesting from KTG.

3.

KTG is currently drawn 70% on its RBL with significant outspend on cash flow for the near term. KTG is showing $120 million of liquidity while estimating an outspend of $160 million of cash flow this year. Please provide KTG’s estimate of monthly working capital. What are KTG’s plans to address limited liquidity?

For reference SBOW currently has $500+ million of liquidity with a guidance of $125-150 million of free cash flow for 2024. This information was included in SilverBow’s press release from March.

4.

Please explain the meaningful differences between KTG’s public capital and production guidance and the estimates shown in the third-party reserve report for 2024 and 2025. For clarity, see the below table for reconciliation. How is KTG achieving the same volumes in 2024 with $217 million less capital spend? Where is KTG allocating capital in 2025 — as the reserve report capital is less than 86% of KTG’s public guidance for 2025 capex?

	Public Guidance	D&M Reserve Report	Difference ($)	Difference (%)
2024 Capex ($MM)	$496	$279	($217)	(44%)
2024 Production (MMcfe/d)	375	374	(1)	(0.4%)
2025 Capex ($MM)	$443	$63	($380)	(86%)
2025 Production (MMcfe/d)	495	267	(228)	(46%)

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5.

Please provide the acquisition price summary for both the Laredo Energy and Blackbrush assets. For reference, data for SilverBow’s prior acquisitions is disclosed in Note 9 to the consolidated financial statements in our Form 10-K for the period ending December 31, 2023.

6.

KTG’s disclosed annual G&A of $20 million is significantly higher on a percentage of estimated 2024 EBITDA when compared to the G&A for SilverBow — nearly double. Can you please provide context for why KTG’s annual G&A is unusually high? For details relating to SilverBow’s 2024 G&A information, see slide 17 of SilverBow’s corporate presentation from February 2024.

7.

Please provide a summary of lease obligations, i.e. how much of KTG’s 148,000 net acres are currently held by production, expiration schedule over the next three years, drilling obligations for acreage in primary term and continuous drilling obligations for the next three years?

For reference a summary of SilverBow’s lease and drilling obligations are shown below:

SilverBow Acreage:

Of 217,583 net acres as of December 31, 2023, 96.58% is Held-by-Production (HBP) or Held-by-Operations (HBO). 3.41% of our leasehold is in its primary term and set to expire as follows:

•	2024: 4,217 net acres, or 1.94% of total leasehold.

•	2025: 633 net acres, or .29% of total leasehold.

•	2026+: 2,575.71 net acres, or 1.18% of total leasehold.

Drilling Obligations

Over the next three years (2024-2026), at most, our continuous drilling obligations are between 20 and 27 wells per year. However, SilverBow has previously reduced these drilling obligations, including for 2024, and SilverBow continues to work with landowners to further reduce these obligations.

8.

Please provide a summary of contractually obligated minimum volume commitments for 2024, 2025, and 2026 and provide as a percentage of 1Q24 production. Please refer to SilverBow’s MVC disclosure in our Form 10-K for the period ending December 31, 2023.

9.

Please provide a summary of capital allocation by commodity and area for 2024. For reference, see slide 5 of SilverBow’s corporate presentation from February 2024 as an example of the data being requested.

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